Exhibit 10.7

This Side Letter Agreement ("Agreement") is entered into effective June 21, 2008 (Closing) between the Parties hereto and addresses, modifies and confirms certain matters as set forth in that certain Purchase and Sale Agreement effective May 31, 2008 ("PSA") by and between said Parties, as, and only as, follows (defined terms herein bearing the same definitions as set forth in the PSA):

(1)            (PSA 3.2) Seller will deliver to Buyer, within five (5) business days after Closing, a fully valid stock certificate evidencing the transfer of the Stock from Seller to Buyer and Buyer's ownership thereof.

(2)            (PSA 6.9) The excess number of employees which Seller is responsible for retaining post-Closing as Seller's employees is one (1) (May Mak).

(3)            (PSA 10.2.2) The lease consents and estoppels are in form and content acceptable to Buyer. All amounts due and payable to the respective lessors in relation to the assignment of said leases and consents and estoppels has been paid to lessors by Buyer directly (Ward and Pearl Highlands) or by Seller out of net proceeds (Kahala and Kailua).

(4)            (PSA 10.2.3) Total aggregate monthly base rents, common area maintenance fees and other charges under the leases as of Closing do not exceed $29,891.40.

(5)            (PSA 11.2) Buyer and Seller have allocated the Price among the Property as follows: equipment ($750,000); fixtures ($100,000); contracts and intangibles ($100,000); non-compete agreement ($100,000); personalty ($50,000); and goodwill (balance).

(6)            (PSA 12.4.1, 12.7) Net Cash due and payable by Buyer to Seller as of Closing after deduction of the Deposit and proration of all closing costs, lease rents, deposits, insurance payments and other amounts as of Closing is $964,088.18, all as set forth in the attachment hereto.

(7)            (PSA 12.4.2) In the event Buyer does not make any payment due under the Note within five days of its due date, then Buyer, in addition to any other payments due under the Note, will immediately pay Seller an amount equal to 5% of the amount due as a late charge thereunder.

(8)            (PSA 12.4.3) Seller will immediately release the UCC-1 Financing Statement upon Buyer's payment of any and all amounts due under the Note.

(9)            (PSA 12.7, 12.8, 12.9 and 12.12) There are no Accounts Payable or Accounts Receivable to be netted out as of Closing; provided, however, that (a) $1,350.00 in cash will be retained in the cash registers as of Closing and will be reimbursed to Seller at Closing; and (b) the Parties will cooperate in good faith with each other toward a final reconciliation within thirty days after Closing.

(10)           (PSA 13.3) Seller will remove or cause to be removed all Pere from the Kaneohe Premises equipment on or before 4:30PM on the day of Closing and will dispose of it as Seller directs. All other hazardous waste on said premises as of Closing will be placed by Seller in Seller's container located on said premises within the same timeframe, which container will be locked with only one key held by Jack Robinson, and all of which hazardous waste will be removed from said premises by Seller on or before July 31, 2008.

(11)           (PSA 16) There will be no Hawaii press release.

(12)           Seller will receive at Closing a credit of $1,600 for custom printed taped hangars imprinted with "Caesars Cleaners" held by Sadd Supply for supply to Caesars Cleaners; provided that, in the event Buyer utilizes up to fifty percent of said hangers post-Closing, said $1,600 shall be applied to such utilization.

(13)           With respect to Caesars $3.93 gift certificates outstanding as of Closing, Seller will reimburse Buyer for any redeemed certificates at a value of $3.75 per certificate within ten days of submission of an invoice for the same by Buyer to Seller together with the redeemed certificates.

(14)Any and all other pre-Closing obligations of the Parties have been satisfied and fulfilled. Except as and only to the extent addressed, modified and confirmed in this Agreement, the PSA continues to set forth the rights and obligations of the Parties with respect to the transactions set forth therein.

[LEFT INTENTIONALLY BLANK. SIGNATURE PAGE FOLLOWS.]

Effective as of Closing.

ROBINSON CORP., a Hawaii corporation

By:  /s/ Jack Robinson
Name: THURSTON JOHN ROBINSON
Title: President

(Seller)

THERESA PAULETTE WINN

(Owners)

ENIVEL, INC., a Hawaii corporation

By:  /s/ Michael E. Drace
(Buyer)

U.S. DRY CLEANING CORPORATION,
a Delaware corporation

By:  /s/ Michael E. Drace
Name: Michael E. Drace
Title:  President